UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                    Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

Pursuant to the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 and between the parties thereto (the “GUC Trust Agreement”), Wilmington Trust Company, acting solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust (the “GUC Trust Administrator”), is required to file certain GUC Trust Reports (as such term is defined in the GUC Trust Agreement) with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On July 27, 2018, the GUC Trust Administrator filed with the Bankruptcy Court the GUC Trust Report required by Section 6.2(c) of the GUC Trust Agreement for the fiscal quarter ended June 30, 2018 (the “June 30, 2018 6.2(c) Report”).

A copy of the June 30, 2018 6.2(c) Report is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K.

Exhibit No.	Description

99.1	June 30, 2018 6.2(c) Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust
Date: July 27, 2018

	By:	/s/ David A. Vanaskey
		Name:	David A. Vanaskey Jr.
		Title:	Administrative Vice President of Wilmington Trust Company